EXHIBIT 8.2

Wilson Sonsini Goodrich & Rasati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Phone (650) 493-9300; Fax (650) 493-6811
April 12, 2005

AlphaSmart, Inc.
973 University Avenue
Los Gatos, CA 95032

Ladies and Gentlemen:

      We have acted as counsel to AlphaSmart, Inc., a Delaware corporation (“AlphaSmart”), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization, dated as of January 24, 2005 (the “Agreement”), as amended from time to time, by and among Renaissance Learning, Inc., a Wisconsin corporation (“Renaissance”), RLI  Acquisition Corp., Inc., a Delaware corporation and a direct wholly owned subsidiary of Renaissance (“Merger Sub”), RLI Acquisition Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Renaissance (the “LLC”) and AlphaSmart. Pursuant to the Agreement, Merger Sub will merge with and into AlphaSmart (the “Step One Merger”), with AlphaSmart as the surviving corporation in the Step One Merger (the “Interim Surviving Corporation”). Immediately after the Step One Merger, the Interim Surviving Corporation will merge into the LLC (the “Step Two Merger,” and together with the Step One Merger, the “Mergers”), with the LLC as the surviving corporation in the Step Two Merger. The Mergers and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Renaissance, which includes the proxy statement/prospectus relating to the Mergers (the “Proxy Statement/Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

      In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Mergers will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement/Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof, (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Renaissance, Merger Sub, the LLC and AlphaSmart in the Agreement or the Proxy Statement/Prospectus, (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by Renaissance, Merger Sub, the LLC and AlphaSmart and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Renaissance, Merger Sub, the LLC and AlphaSmart or similarly qualified

AlphaSmart, Inc.
April 12, 2005

are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

      Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption “The Merger Agreement—Material United States Federal Income Tax Consequences of the Mergers” subject to the limitations and qualifications referred to therein, accurately sets forth the material United States federal income tax consequences of the Mergers and constitutes our opinion. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Mergers, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

      This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Mergers, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Wilson Sonsini Goodrich & Rosati, P.C. WILSON SONSINI GOODRICH & ROSATI Professional Corporation